EXHIBIT 99

NEWS RELEASE
TO BUSINESS EDITOR:

Peoples Financial Services Corp Reports Increased First Quarter Earnings

Hallstead, PA, April 18, 2011 -Peoples Financial Services Corp. (OTCBB:PFIS) today reported first quarter 2011 earnings of $1,799 thousand or $0.57 per share, an increase of $281 thousand or 18.5% compared to $1,518 thousand or $0.48 per share for the first quarter of 2010. Comprehensive income equaled $2,558 thousand for the first quarter of 2011 compared to $2,277 thousand for the same quarter of 2010. For the three months ended March 31, return on average assets and return on average stockholders’ equity equaled 1.30% and 14.84% in 2011, compared to 1.17% and 14.25% in 2010.

“I am extremely pleased with our Company’s financial performance during the first quarter of 2011,” stated Alan W. Dakey, President and Chief Executive Officer. “Despite the challenging interest rate environment and implementation of a plan to reduce our interest rate risk exposure, we were able to improve both net interest spread and margin from the previous quarter. During the quarter ended March 31, 2011, we sold approximately $15 million of long-term investment securities in order to reposition the Company portfolio to mitigate the potential adverse impact of rising interest rates. We plan to continue this strategic initiative throughout the second and third quarters of 2011. In addition to our financial accomplishments, several projects were either completed or initiated in the first quarter that I believe will strengthen stockholder value over the long term,” Dakey mentioned. “At the beginning of the first quarter, we rolled out our customer relationship tracking system, Synapsys, to enhance communications among our community banking offices in order to better identifying customer needs and improve service offered to them. In addition, I am pleased to report that the quarter ended March 31, 2011, was the first full quarter of operation for our new Wealth Management Division. This division will afford our customers the ability to invest in investment products and services outside of those traditionally offered through our branch system.” concluded Dakey.

HIGHLIGHTS
  Earnings per share increased $0.09 comparing 2011 and 2010.
  Net interest margin improved to 4.36% compared to 4.07% for the same period 2010.
  Loans grew at an annualized rate of 18% in the first quarter 2011.
  Efficiency ratio continued to outperform peers.
INCOME STATEMENT REVIEW

For the three months ended March 31, tax-equivalent net interest income increased $761 thousand or 15.4% to $5,689 thousand in 2011 from $4,928 thousand in 2010. As a result of historically low interest rates, we were able to reduce our cost of funds by $328 thousand or 19.1%. Adding to this improvement was a $433 thousand or 6.5% increase in tax-equivalent interest revenue. With regard to interest expense, our cost of funds decreased 40 basis points to 1.30% for the first quarter of 2011 from 1.70% for the same quarter of last year. We experienced significant reductions in the rates paid for all interest-bearing liability categories. For the three months ended March 31, the average cost of interest-bearing transaction accounts, including NOW, money market and saving accounts, decreased 36 basis points to 0.77% in 2011 from 1.13% in 2010. In addition, the rate paid for time deposits declined 17 basis points to 2.24% for the first quarter of 2011 from 2.41% for the same quarter of 2010. Furthermore, the rate paid for short-term and long-term borrowings fell 102 basis points. Favorable growth in average interest-earning assets of $37.5 million more than offset a slight 6 basis point decrease in the tax-equivalent yield on earning assets. The yield on the loan portfolio decreased 32 basis points comparing the first quarters of 2011 and 2010. However, this negative rate variance was more than compensated by the positive impact of the $58.4 million increase in average loans over the comparable periods.  Our tax-equivalent net interest margin for the first quarter increased 29 basis points to 4.36% in 2011 compared to 4.07% in 2010.

For the three months ended March 31, 2011, the provision for loan losses totaled $421 thousand, a decrease of $474 thousand compared to $895 thousand for the same three months of 2010.

Noninterest revenue for the first quarter decreased $290 thousand or 26.1% to $822 thousand in 2011 from $1,112 thousand in 2010. Included in noninterest revenue in 2010 was a nonrecurring $320 thousand tax-exempt cash surrender receipt from bank owned life insurance. Noninterest revenue in the first quarter of 2011 included $139 thousand in commission income from our Wealth Management Division. This represents an increase of $79 thousand or 131.7 % over the first quarter of 2010. Service charges, fees and commissions increased $76 thousand to $709 thousand in 2011 from $633 thousand in 2010 after eliminating the one-time insurance receipt.

For the three months ended March 31, noninterest expense increased $358 thousand or 11.8% to $3,395 thousand in 2011 from $3,037 thousand in 2010. The increase resulted primarily from a $135 thousand or 10.3% increase in salaries and employee benefits as well as a $169 thousand or 15.3% increase in other expenses. Additional staffing in the Loan, Finance and Wealth Management Divisions along with normal merit increases were responsible for the increase in salaries and employee benefits expense. The increase in other expenses was generally spread amongst all major categories of other expenses. Occupancy and equipment expense rose $54 thousand comparing the quarters ended March 31, 2011 and 2010.

BALANCE SHEET REVIEW

Total assets equaled $570.3 million at March 31, 2011, an increase of $28.8 million or 5.3% compared to $541.5 million at March 31, 2010. Loans, net of unearned income increased $53.3 million to $408.4 million at March 31, 2011, from $355.1 million at March 31, 2010. Available-for-sale investment securities decreased $23.0 million comparing March 31, 2011 and 2010. Total deposits increased $24.2 million as noninterest-bearing deposits increased $8.2 million and interest-bearing deposits increased $16.0 million. Short-term borrowings outstanding at the end of the first quarter were $35.3 million in 2011 and $24.0 million in 2010. Long-term debt declined $11.4 million comparing the end of the first quarters of 2011 and 2010.

Stockholders' equity equaled $52.5 million or $16.70 per share at March 31, 2011, and $46.7 million or $14.88 per share at March 31, 2010. Stockholders’ equity as a percentage of total assets improved to 9.20% at March 31, 2011 from 8.62% at March 31, 2010. Dividends declared for the first quarter were $0.20 per share in 2011 and $0.19 per share in 2010.

Nonperforming assets equaled $10.1 million or 2.45% of loans, net of unearned income and foreclosed assets at March 31, 2011, compared to $7.3 million or 2.02% one year earlier. Although a weakening from last year, asset quality improved slightly from year-end 2010. Nonperforming assets equaled $10.3 million or 2.61% of loans, net of unearned income and foreclosed assets at December 31, 2010. The improvement from year end resulted from a decrease in accruing loans past due 90 days or more, partially offset by increasesin nonaccrual loans. Loans charged off, net of recoveries, for the first quarter equaled 0.17% and 0.14% of average loans outstanding for the three months ended March 31, 2011 and 2010. The allowance for loan losses equaled $4.4 million or 1.07% of loans, net of unearned income, at March 31, 2011, compared to $4.1 million or 1.16% at March 31, 2010.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank, an independent community bank with eleven community offices. The community office locations are: Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock and Meshoppen, in Wyoming County, Pennsylvania; Glenburn in Lackawanna County, Pennsylvania; and Conklin, Deposit, and Binghamton, in Broome County, New York. In addition, customers can take advantage of PNBOnline SM Banking, on-line banking services, by accessing the Company's website at http://www.peoplesnatbank.com . Peoples Wealth Management is a member managed limited liability company for the purpose of providing investment advisory services to the general public. Peoples Financial Capital Corporation, a wholly-owned subsidiary, maintains and manages intangible investments and collects and distributes income from such investments. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

Summary Data
Peoples Financial Services Corp.
Five Quarter Trend
(In thousands, except per share data)

	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Key performance data:

Per share data:
Net income	$0.57	$0.65	$0.45	$0.49	$0.48
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.19
Book value	$16.70	$16.07	$16.86	$15.64	$14.88
Tangible book value	$16.39	$15.74	$16.74	$15.50	$14.72
Market value:
High	$28.00	$28.00	$28.00	$29.00	$22.75
Low	$26.31	$26.60	$26.00	$21.65	$18.05
Closing	$26.31	$26.60	$28.00	$26.00	$21.65
Market capitalization	$82,700	$83,570	$87,950	$81,667	$67,912
Common shares outstanding	3,143,281	3,141,731	3,141,056	3,141,056	3,136,806

Selected ratios:

Return on average stockholders' equity	14.84%	15.77%	11.72%	13.59%	14.25%

Return on average assets	1.30%	1.45%	0.99%	1.12%	1.17%

Stockholders' equity to total assets	9.20%	9.04%	9.38%	8.79%	8.62%

Efficiency ratio	55.82%	53.03%	62.33%	57.76%	53.78%

Nonperforming assets to loans, net, and foreclosed assets	2.45%	2.61%	2.76%	1.85%	2.02%

Net charge-offs to average loans, net	0.17%	0.01%	1.40%	0.00%	0.14%

Allowance for loan losses to loans, net	1.07%	1.05%	1.06%	1.30%	1.16%

Earning assets yield (FTE)	5.43%	5.17%	5.06%	5.34%	5.49%

Cost of funds	1.30%	1.32%	1.49%	1.61%	1.70%

Net interest spread (FTE)	4.13%	3.85%	3.57%	3.73%	3.79%

Net interest margin (FTE)	4.36%	4.10%	3.84%	4.01%	4.07%

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three Months Ended	March 31, 2011	March 31, 2010

Interest income:
Interest and fees on loans:
Taxable	$5,136	$4,717
Tax-exempt	357	270
Interest and dividends on investment securities available-for-sale:
Taxable	666	751
Tax-exempt	475	494
Dividends	9	13
Interest on interest-bearing balances with banks	2	1
Interest on federal funds sold	2	4
Total interest income	6,647	6,250

Interest expense:
Interest on deposits	1,044	1,252
Interest on short-term borrowings	86	71
Interest on long-term debt	257	392
Total interest expense	1,387	1,715
Net interest income	5,260	4,535
Provision for loan losses	421	895
Net interest income after provision for loan losses	4,839	3,640

Noninterest income:
Service charges, fees and commissions	709	953
Wealth management income	139	60
Mortgage banking income	48	77
Net gains on sale of investment securities available-for-sale	10	22
Other than temporary investment securities impairment	(84)
Total noninterest income	822	1,112

Noninterest expense:
Salaries and employee benefits expense	1,446	1,311
Net occupancy and equipment expense	676	622
Other expenses	1,273	1,104
Total noninterest expense	3,395	3,037
Income before income taxes	2,266	1,715
Provision for income tax expense	467	197
Net income	$1,799	$1,518

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$1,076	$1,172
Reclassification adjustment for gains included in net income	(10)	(22)
Reclassification adjustment for other than temporary impairment charges	84
Income tax expense related to other comprehensive income	391	391
Other comprehensive income, net of income taxes	759	759
Comprehensive income	$2,558	$2,277

Per share data:
Net income	$0.57	$0.48
Cash dividends declared	$0.20	$0.19
Average common shares outstanding	3,142,137	3,136,228

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Interest income:
Interest and fees on loans:
Taxable	$5,136	$4,961	$4,787	$4,952	$4,717
Tax-exempt	357	293	279	274	270
Interest and dividends on investment securities available-for-sale:
Taxable	666	716	731	745	751
Tax-exempt	475	520	525	488	494
Dividends	9	9	9	13	13
Interest on interest-bearing balances with banks	2	1	1	1	1
Interest on federal funds sold	2	6	8	8	4
Total interest income	6,647	6,506	6,340	6,481	6,250

Interest expense:
Interest on deposits	1,044	1,058	1,165	1,221	1,252
Interest on short-term borrowings	86	102	115	101	71
Interest on long-term debt	257	273	355	393	392
Total interest expense	1,387	1,433	1,635	1,715	1,715
Net interest income	5,260	5,073	4,705	4,766	4,535
Provision for loan losses	421	180	445	682	895
Net interest income after provision for loan losses	4,839	4,893	4,260	4,084	3,640

Noninterest income:
Service charges, fees and commissions	709	679	784	970	953
Wealth management income	139	65	81	99	60
Mortgage banking income	48	109	168	63	77
Net gains on sale of investment securities available-for-sale	10	123	22	179	22
Other than temporary investment securities impairment	(84)	(24)	(140)
Total noninterest income	822	952	915	1,311	1,112

Noninterest expense:
Salaries and employee benefits expense	1,446	1,302	1,490	1,395	1,311
Net occupancy and equipment expense	676	624	641	614	622
Other expenses	1,273	1,269	1,372	1,501	1,104
Total noninterest expense	3,395	3,195	3,503	3,510	3,037
Income before income taxes	2,266	2,650	1,672	1,885	1,715
Provision for income tax expense	467	607	272	361	197
Net income	$1,799	$2,043	$1,400	$1,524	$1,518

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$1,076	$(5,775)	$4,525	$2,418	$1,172
Reclassification adjustment for gains included in net income	(10)	(123)	(22)	(179)	(22)
Reclassification adjustment for other than temporary impairment charges	84	24	140
Income tax expense related to other comprehensive income	391	(1,997)	1,579	761	391
Other comprehensive income, net of income taxes	759	(3,877)	3,064	1,478	759
Comprehensive income	$2,558	$(1,834)	$4,464	$3,002	$2,277

Per share data:
Net income	$0.57	$0.65	$0.45	$0.49	$0.48
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.19
Average common shares outstanding	3,142,137	3,141,438	3,141,056	3,139,631	3,136,228

Peoples Financial Services Corp.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Net interest income:
Interest income
Loans, net:
Taxable	$5,136	$4,961	$4,787	$4,952	$4,717
Tax-exempt	541	444	423	415	409
Total loans, net	5,677	5,405	5,210	5,367	5,126
Investments:
Taxable	675	725	740	758	764
Tax-exempt	720	788	795	740	748
Total investments	1,395	1,513	1,535	1,498	1,512
Interest-bearing balances with banks	2	1	1	1	1
Federal funds sold	2	6	8	8	4
Total interest income	7,076	6,925	6,754	6,874	6,643
Interest expense:
Deposits	1,044	1,058	1,165	1,221	1,252
Short-term borrowings	86	102	115	101	71
Long-term debt	257	273	355	393	392
Total interest expense	1,387	1,433	1,635	1,715	1,715
Net interest income	$5,689	$5,492	$5,119	$5,159	$4,928

Loans, net:
Taxable	5.70%	5.64%	5.52%	5.88%	6.00%
Tax-exempt	5.77%	6.35%	6.32%	6.28%	6.33%
Total loans, net	5.70%	5.70%	5.58%	5.91%	6.02%
Investments:
Taxable	3.87%	3.43%	3.62%	3.76%	3.61%
Tax-exempt	6.15%	6.04%	6.06%	6.18%	6.30%
Total investments	4.78%	4.42%	4.57%	4.66%	4.58%
Interest-bearing balances with banks	1.14%	1.25%	1.42%	0.40%	0.39%
Federal funds sold	0.13%	0.13%	0.12%	0.15%	0.15%
Total earning assets	5.43%	5.17%	5.06%	5.34%	5.49%
Interest expense:
Deposits	1.15%	1.16%	1.28%	1.36%	1.46%
Short-term borrowings	0.91%	0.98%	1.17%	1.41%	1.36%
Long-term debt	3.83%	3.93%	4.03%	4.10%	4.11%
Total interest-bearing liabilities	1.30%	1.32%	1.49%	1.61%	1.70%
Net interest spread	4.13%	3.85%	3.57%	3.73%	3.79%
Net interest margin	4.36%	4.10%	3.84%	4.01%	4.07%

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

At period end	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Assets:
Cash and due from banks	$9,661	$6,731	$10,459	$7,447	$7,077
Interest-bearing balances with banks	1,110	107	70	66	890
Federal funds sold	15,791	11,003	20,678	33,615	19,222
Investment securities available-for-sale	109,602	124,414	137,922	123,773	132,604
Loans held for sale	517	30	423	483	356
Loans, net of unearned income	408,375	390,772	371,244	369,954	355,149
Less: allowance for loan losses	4,356	4,100	3,928	4,791	4,110
Net loans	404,019	386,672	367,316	365,163	351,039
Premises and equipment, net	8,361	8,238	8,215	8,116	7,979
Accrued interest receivable	3,020	3,003	3,062	2,769	2,970
Other assets	18,231	18,389	16,418	17,761	19,314
Total assets	$570,312	$558,587	$564,563	$559,193	$541,451

Liabilities:
Deposits:
Noninterest-bearing	$76,958	$73,663	$73,805	$71,706	$68,775
Interest-bearing	376,614	365,071	362,321	362,843	360,616
Total deposits	453,572	438,734	436,126	434,549	429,391
Short-term borrowings	35,293	38,724	42,014	34,135	24,044
Long-term debt	27,100	27,336	30,569	38,299	38,526
Accrued interest payable	398	311	373	382	470
Other liabilities	1,471	2,966	2,516	2,699	2,355
Total liabilities	517,834	508,071	511,598	510,064	494,786

Stockholders' equity:
Common stock, par value $2.00, shares authorized
12,500,000, shares issued 3,341,251	6,683	6,683	6,683	6,683	6,683
Capital surplus	3,122	3,118	3,116	3,116	3,100
Retained earnings	47,219	46,048	44,634	43,862	42,965
Accumulated other comprehensive income (loss)	(75)	(834)	3,043	(21)	(1,499)
Less: Treasury stock, at cost, shares held 197,970;199,520;
200,195; 200,195; 204,445	4,471	4,499	4,511	4,511	4,584
Total stockholders' equity	52,478	50,516	52,965	49,129	46,665
Total liabilities and stockholders' equity	$570,312	$558,587	$564,563	$559,193	$541,451

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

Average quarterly balances	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Assets:
Loans, net:
Taxable	$365,573	$348,786	$343,908	$338,025	$318,926
Tax-exempt	38,008	27,739	26,554	26,501	26,220
Total loans, net	403,581	376,525	370,462	364,526	345,146
Investments:
Taxable	70,781	83,974	81,176	80,834	85,747
Tax-exempt	47,488	51,788	52,060	48,042	48,180
Total investments	118,269	135,762	133,236	128,876	133,927
Interest-bearing balances with banks	714	317	280	995	1,036
Federal funds sold	6,028	18,624	25,507	21,495	10,944
Total earning assets	528,592	531,228	529,485	515,892	491,053
Other assets	32,316	29,478	31,630	31,653	32,971
Total assets	$560,908	$560,706	$561,115	$547,545	$524,024

Liabilities and stockholders' equity:
Deposits:
Interest-bearing	$366,632	$360,808	$360,498	$359,381	$348,544
Noninterest-bearing	74,742	75,411	74,807	71,951	69,124
Total deposits	441,374	436,219	435,305	431,332	417,668
Short-term borrowings	38,532	41,245	38,978	28,786	21,158
Long-term debt	27,227	27,559	34,960	38,421	38,647
Other liabilities	4,613	4,282	4,467	4,021	3,363
Total liabilities	511,746	509,305	513,710	502,560	480,836
Stockholders' equity	49,162	51,401	47,405	44,985	43,188
Total liabilities and stockholders' equity	$560,908	$560,706	$561,115	$547,545	$524,024

Peoples Financial Services Corp.
Asset Quality Data
(In thousands)

At quarter end	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010

Nonperforming assets:
Nonaccrual/restructured loans	$6,751	$6,513	$6,290	$2,880	$3,182
Accruing loans past due 90 days or more	106	392	146	368	187
Foreclosed assets	3,246	3,387	3,925	3,650	3,882
Total nonperforming assets	$10,103	$10,292	$10,361	$6,898	$7,251

Three months ended

Allowance for loan losses:
Beginning balance	$4,100	$3,928	$4,791	$4,110	$3,337
Charge-offs	176	20	1,312	29	128
Recoveries	11	12	4	28	6
Provision for loan losses	421	180	445	682	895
Ending balance	$4,356	$4,100	$3,928	$4,791	$4,110

SOURCE Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.